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                                                                     EXHIBIT 5.1



                          [CROUCH & HALLETT LETTERHEAD]



                               November 13, 1998


DocuCorp International, Inc.
5910 North Central Expressway, Suite 800
Dallas, Texas 75206

Gentlemen:

     We have served as counsel for DocuCorp International, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 covering the sale of a maximum of 720,000 shares (the "Shares") of Common Stock, $.01 par value, of the Company. The Shares are to be sold from time to time by stockholders of the Company as described in the Registration Statement.

     We have examined such documents and questions of law as we have deemed necessary to render the opinion expressed below. Based upon the foregoing, we are of the opinion that the Shares are duly and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,



                                            /s/ Crouch & Hallett, LLP